OFFERING CIRCULAR

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

AMENDMENT NO. 7

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

StepOne

Personal Health, Inc.

(Formerly: “Biohub, LLC”)

Commission File Number: 0001606811

Delaware

UNITED STATES:

StepOne Personal Health, Inc.

509 Sough Wall Avenue

Joplin, Missouri 64801

Phone: (650) 529-0801

 8099– Health and Allied Services, Not Elsewhere Classified        90-0785095________

(Primary Standard Industrial                                                  (I.R.S. Employer Identification Number)

                                 Classification Code Number)

This Offering Statement shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A

PART I - NOTIFICATION UNDER REGULATION A

Item 1.    Significant Parties

(a) (b)   Directors and Officers.

                Name and Address                                                               Position(s) Held

                Mr. Craig Brandman, MD                                                      Chief Executive Officer & Chief Financial Officer

                StepOne Personal Health, 509 Sough Wall Avenue, Joplin, Missouri 64801

                Mr. Jeff Gary                                                                          Senior Vice President of Business Development

                StepOne Personal Health, 509 Sough Wall Avenue, Joplin, Missouri 64801

                Ms. Chelia Potts Laurance                                                      Director of Operations

                StepOne Personal Health, 509 Sough Wall Avenue, Joplin, Missouri 64801

                Mr. Gregg Hill, MS, PAC                                                      Director of Clinical Services

                StepOne Personal Health, 509 Sough Wall Avenue, Joplin, Missouri 64801

                Ms. Edwina Rains                                                                   Director of Provider Relations

                StepOne Personal Health, 509 Sough Wall Avenue, Joplin, Missouri 64801

(c) General Partners of the Issuer    N/A

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(d) (e) Recorded and Beneficial owners of 5 percent or more of any class of the issuer’s equity securities.

The following provides the names and addresses of each of the StepOne Personal Health, Inc. affiliates who own 5% or more of any class of our preferred or common stock:

Name and Address of Record Owner	Shares of Voting Stock of Record Owned	Percentage of Total Voting of Record Owned
Mr. David Clymer (1) (2)	Preferred Common	0% 25%
Mr. Craig Brandman (3) (4)	Preferred Common	0% 26.5%
Mr. Steven Thomas (5) (6)	Preferred Common	0% 12.5%
Mr. Ferris Taylor (7) (8)	Preferred Common	0% 5%
Ms. Chelia Potts (9) (10)	Preferred Common	0% 5%

(1)     Mr. David Clymer is a Senior Vice President of StepOne Personal Health, Inc.

(2)     Address: 509 South Wall Avenue, Joplin, Missouri 64801

(3)     Mr. Craig Brandman is the Chief Executive Officer and President of StepOne Personal Health, Inc.

(4)     Address: StepOne Personal Health, 509 South Wall Avenue, Joplin, Missouri 64801

(5)     Mr. Steven Thomas is an Advisor of StepOne Personal Health, Inc.

(6)     Address: StepOne Personal Health, 509 South Wall Avenue, Joplin, Missouri 64801

(7)     Mr. Ferris Taylor is an Advisor of StepOne Personal Health, Inc.

(8)     Address: StepOne Personal Health, 509 South Wall Avenue, Joplin, Missouri 64801

(9)     Ms. Chelia Potts is the Director of Operations of StepOne Personal Health, Inc.

(10)  Address: StepOne Personal Health, 509 South Wall Avenue, Joplin, Missouri 64801

(f) Promoters of the issuer

Company:                                                                                Broker Dealer (upon completion of Registration):

StepOne Personal Health, Inc.                                 Alternative Securities Market, LLC

(Formerly: BioHub, LLC)                                                       4136 Del Rey Avenue

509 Sough Wall Avenue                                                         Marina Del Rey, California 90292

Joplin, Missouri 64801                                                           Phone: (800) 366-0908

Phone: (650) 529-0801                                                           Email: Legal@AlternativeSecuritiesMarket.com

http://www.StepOneHealth.com                                         http://www.ASMX.CO

g) Affiliates of the issuer.  None

(h)  Counsel for Issuer and Underwriter.

                Legal Counsel:                                                                        Underwriter:

                Mr. Bo Sartain                                                                        Alternative Securities Markets Group Corporation

                Haynes and Boone Law Firm                                                 4136 Del Rey Avenue

                2323 Victory Avenue, Suite 700                                             Marina Del Rey, California 90292

                Dallas, Texas 75219                                                                Phone: (213) 407-4386

                Phone: (214) 403-8039                                                           Email: Legal@AlternativeSecuritiesMarket.com

                Website: www.haynesboone.com                                         Website: http://www.ASMGCorp.com

(i) through (m)    None

Item 2.  Application of Rule 262.

No persons identified in response to Item 1 are subject to any of the disqualification provisions as set forth in Rule 262.

Item 3.  Affiliate Sales.

None of the proposed offering involves the resale of securities by affiliates of the issuer. The issuer has not had a net income from operations of the character in which the issuer intends to engage for at least one of its last two fiscal years. The Company has spent expenditures in excess of revenues the past two years developing its’ products and marketing plans.

Item 4.  Jurisdictions in which Securities are to be offered.

(a)The Securities to be offered and described in this SEC Form 1-A and disclosure document, as amended or supplemented from time to time in connection with this proposed Offering, shall not be offered by Underwriters, Dealers or Salespersons.

(b)The Securities in this proposed offering shall be offered in the following jurisdictions (but not limited to), subject to qualification in each State, as necessary:

•         California

•         New York

•         Florida

•         Texas

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Clymer and Brandman, each Executive Officers of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market, and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Shares, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to StepOne Personal Health, Inc. and wire or mail funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any State-Specific Investor Suitability Standards.

Item 5.  Unregistered Securities Issued or Sold Within One Year.

In December of 2014, the Company converted from a Delaware Limited Liability Corporation to a Delaware Stock Corporation. Upon its conversion, the Company issued 100% of its issued Common Stock (100,000 Shares) to:

Name & Address

Amount Owned Prior to Offering

Amount Owned After Offering

Mr. David Clymer
Senior Vice President
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 25,000 Shares (25%)
Preferred Stock: No Shares

Common Stock: 25,000 Shares (25%)
Preferred Stock: No Shares

Mr. Craig Brandman
Chief Executive Officer & CEO
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 26,500 Shares (26.5%)
Preferred Stock: No Shares

Common Stock: 26,500 Shares (26.5%)
Preferred Stock: No Shares

Mr. Steven Thomas
Shareholder
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 12,500 Shares (12.5%)
Preferred Stock: No Shares

Common Stock: 12,500 Shares (12.5%)
Preferred Stock: No Shares

Mr. Ferris Taylor
Affordable Care Liaison
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 5,000 Shares (5%)
Preferred Stock: No Shares

Common Stock: 5,000 Shares (5%)
Preferred Stock: No Shares

Ms. Chelia Potts
Director of Operations
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 5,000 Shares (5%)
Preferred Stock: No Shares

Common Stock: 5,000 Shares (5%)
Preferred Stock: No Shares

Mr. Jeff Gray
Senior Vice President
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Ms. Edwina Rains
Director of Provider Relations
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Mr.Greg Hill
Director of Clinical Services
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Mr. James Cunningham
Shareholder
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 2,500 Shares (2.5%)
Preferred Stock: No Shares

Common Stock: 2,500 Shares (2.5%)
Preferred Stock: No Shares

Alternative Securities Markets Group Corporation
Underwriter & Advisor
4136 Del Rey Avenue
Marina Del Rey, California 90292

Common Stock: 1,000 Shares (1.0%)
Preferred Stock: No Shares

Common Stock: 1,000 Shares (1.0%)
Preferred Stock: No Shares

Alternative Securities Market, LLC
Broker Dealer
4136 Del Rey Avenue
Marina Del Rey, California 90292

Common Stock: No Shares
Preferred Stock: No Shares

Common Stock: 4,000 Shares (4.0%)
Preferred Stock: No Shares

(*) Upon qualification of this Registration Statement, the Company will issue 1,000 (ONE THOUSAND) shares of its Common Stock to Alternative Securities Markets Group Corporation under Section 4(a)(2) of the Securities Act of 1933, as amended.

Mr. Weslie W. Johnson is the Chief Executive Officer of Alternative Securities Markets Group Corporation, and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler is the Chief Financial Officer and Senior Compliance Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is the President of Asset Management for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin is the President of Investment Banking for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

In accordance with the Company agreement with Alternative Securities Market, LLC, the Company shall place into escrow and issue up to FOUR THOUSAND Shares of Common Stock (the “Escrowed Common Stock”) as follows:

•         20% (800 of the escrowed 4,000 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($420,000 of this $2,100,000 Offering)

•         20% (a second 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($840,000 of this $2,100,000 Offering)

•         20% (a third 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,260,000 of this $2,100,000 Offering)

•         20% (a fourth 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,680,000 of this $2,100,000 Offering)

•         20% (a fifth 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($2,100,000 of this $2,100,000 Offering).

Item 6.  Other Present or Proposed Offerings

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Item 7.  Marketing Arrangements.

a.        Neither the Company nor anyone named in Item 1 is aware of any arrangement:

a.        To limit or restrict the sale of other securities of the same class of those to be offered for the period of distribution;

b.        To stabilize the market for any of the securities to be offered; or

c.        For withholding commissions or otherwise to hold each underwriter or dealer responsible for the distribution of its participation

b.        Alternative Securities Markets Group Corporation, as Underwriter for the Offering, will confirm sales to all accounts.

Item 8.  Relationship with Issuer of Experts Named in Offering Statement.

No experts were employed on a contingent basis or otherwise, nor do they have any material interest in the Issuer or any of its affiliated companies (if any), their Executives, or their Agents.

Item 9.  Use of a Solicitation of Interest Document.

The Company has not used a publication, whether or not authorized by Rule 254, prior to the filing of this notification

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PART II – OFFERING CIRCULAR

StepOne

Personal Health, Inc.

Corporate:

StepOne Personal Health, Inc.

509 South Wall Avenue

Joplin, Missouri 64801

http://www.StepOneHealth.com

Phone: (650) 529-0801

Underwriter:                                                                                       Broker Dealer:

Alternative Securities Markets Group Corporation                 Alternative Securities Market, LLC

         4050 Glencoe Avenue                                                                          4136 Del Rey Avenue

              Marina Del Rey, California 90292                                             Marina Del Rey, California 90292

                        Phone: (800) 366-0908                                                                              Phone: (800) 366-0908

Best Efforts Offering of 21,000 9% Convertible Preferred Stock Shares

Offering Price per 9% Convertible Preferred Stock Shares:  $100.00 (USD)

Minimum Offering: 100 9% Convertible Preferred Stock Shares

Maximum Offering: 21,000 9% Convertible Preferred Stock Shares

Interest is Calculated and Accrues Daily, All Interest is Paid at Maturity / Conversion

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission.A maximum of 21,0009% Convertible Preferred Stock Sharesare being offered to the public at $100per 9% Convertible Preferred Stock Unit. A minimum of $100,000 must be invested prior to the Company having access to the Investment Proceeds. A maximum of $2,100,000will be received from the offering. No Securitiesare being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities after the minimum of $100,000 has be reached.

Dated: August 14th, 2015

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$5.00	$95.00
Total Minimum	100	$100,000	$5,000	$95,000
Total Maximum	21,000	$2,100,000	$105,000	$1,995,000

1)       We are offering a maximum of 21,000 9% Convertible Preferred Stock Shares at the price indicated

2)       Underwriter Expense paid to Alternative Securities Markets Group Corporation: $63,000 USD (3% of the Gross Offering)

3)       We expect to incur offering and registration expenses:

a.        California: $4,400

b.        New York: $1,200

c.        Texas: $2,200

d.        Florida: $1,000

4)       Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by the Executives of the Company.

5)       Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

6)       We do not intend to use a Broker-Dealer for this Offering (5% Commission of the Offering Price).

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Online Medical Technologies Industry Risks

Online Medical Technologies Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Online Medical Technologies Industry Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or assets does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s Products and Assets may be adversely affected by the general economic climate, the Online Medical Technologies Market Conditions such as oversupply of related products or a reduction in demand for Online Medical Technologies products in the areas in which the Company’s Products and Assets are located, competition from other Online Medical Technologies Companies, and the Company’s ability to provide adequate Online Medical Technologies Products.  Revenues from the Company’s Products and Assets are also affected by such factors such as the costs of product operations and the local market conditions.

Because Online Medical Technology Industry investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its Products and Assets.  No assurance can be given that the fair market value of the Products Produced or Assets Acquired by, or produced by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability

The introduction of new products and services, and expansion of our technology channels will contribute significantly to our operational results, and we will continue to develop new and innovative ways to manufacture our products and expand our distribution in order to maintain our growth and achieve profitability. Our future operational success and profitability will depend on a number of factors, including, but not limited to:

•         Our ability to manage costs;

•         The increasing level of competition in the Online Medical Technology Industry;

•         Our ability to continuously offer new and improved products and services;

•         Our ability to maintain sufficient production capacity for our products and services;

•         Our ability to maintain efficient, timely and cost-effective production and delivery of our products and services;

•         The efficiency and effectiveness of our sales and marketing efforts in building product and brand awareness;

•         Our ability to identify and respond successfully to emerging trends in the Online Medical Technology Industry;

•         The level of consumer acceptance of our products and services;

•         Regulatory compliance costs; and

•         General economic conditions and consumer confidence.

We may not be successful in executing our growth strategy, and even if we achieve targeted growth, we may not be able to sustain profitability. Failure to successfully execute any material part of our growth strategy would significantly impair our future growth and our ability to attract and sustain investments in our business.

If We Fail to Promote and Maintain our Brand in the Market, our Business, Operating Results, Financial Condition, and our Ability to Attract Customers will be Materially Adversely Affected

Our success depends on our ability to create and maintain brand awareness for our product and services offerings. This may require a significant amount of capital to allow us to market our products and establish brand recognition and customer loyalty. Many of our competitors in this market are larger than us and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which we operate may result in an increased number of direct competitors. To promote our brands, we may be required to continue to increase our financial commitment to creating and maintaining brand awareness. We may not generate a corresponding increase in revenue to justify these costs.

The Company’s Industry is Highly Competitive

The markets for the Company’s products and services are highly competitive. The Company seeks to distinguish itself from other suppliers of Online Medical Health products and services, and to sustain its profitability through a business strategy focused on increasing sales through existing supply channels, selectively expanding its products and services network, increasing sales through newly formed partnerships (traditional and non-traditional), developing innovative new products and services, and driving operational excellence by reducing costs and increasing customer service levels. The Company believes that competition in the industry is based on price, product and service quality, customer service and product features. Sustained increases in competitive pressures could have an adverse effect on results of operations and negatively impact sales and margins.

The Company is a Development Stage Business

The Company was originally formed as “BioHub, LLC” in May of 2010 in the State of Delaware. The Company converted to a Delaware Stock Corporation and changed its name to “StepOne Personal Health, Inc” in November of 2014.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that StepOne Personal Health, Inc. will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $2,100,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Although the Company believes that the proceeds from this Offering will be sufficient to help sustain operations during this growth period, there is no guarantee that the Company will raise all the funds needed to adequately fund Company Operations. The Company has determined that $100,000, in addition to cash flow from operations, will be needed to fund planned operations for the first twelve months.

The Company’s is Subject to Market Competition

Competition exists for Online Medical TechnologyProducts in most markets, including all sectors in which the Company intends to operate.  The Company may be competing for assets with entities that have substantial greater economic and personnel resources than the Company or better relationships with services suppliers.  These entities may also generally be able to accept more risk than the Company can manage.  Competition from other Companies in the Online Medical Technology Industry may reduce the number of suitable prospective direct to consumer sales opportunities.

The Company is Dependenton Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of Mr. Craig Brandman, the Company's Chief Executive Officer and Chief Financial Officer; Mr. Jeff Gary, the Company’s Senior Vice President of Business Development; Ms.Chelia Potts Laurance, the Company’s Director of Operations; Mr. Gregg Hill, the Company’s Director of Clinical Services; and Ms. Edwina Raines, the Company’s Director of Provider Relations.

Certain Members of the Company’s Management will be dedicating less than their full time to the Company, below is the approximate number of hours each member of the Company’s Management will be devoting to working for the Company:

•         Mr. David Clymer, 30 hours per week

•         Mr. Craig Brandman, 40 hours per week

•         Ms. Cheryl Lawson, 25 hours per week

•         Mr. Gregg Hill, 40 hours per week

•         Ms. Chelia Potts, 30 hours per week

•         Ms. Edwina Raines, 30 hours per week

The Company has not identified any potential or overt conflicts of interest that may affect future business operations.

The Company may have Increased Risks of Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

The Company has set a  Minimum Amount of Capital to be Raised

The minimum amount of Securities that need to be sold in this offering for the Company to access the investment funds is $100,000. After the Minimum Amount of Capital required to be reached, all Investor funds will be transferred from the Escrow Account to the Company’s general operating account. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be promptly returned without interest or deduction. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Securities is not fully subscribed.

Management will have Discretion as to Use of Proceeds of the Offering

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

The Company is Controlled byitsManagement

As of August 1st, 2015 the Company’s Managers owned approximately 62.5% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 62.5% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See“COMPANY MANAGERS” section.

Company May Note be able to Declare any Dividend Payment for the Foreseeable Future

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated minimal revenue, expenditures during this development stage have led to pre-operating losses. Revenue operations to date are based on a soft-launch around limited products.

Broker - Dealer Sales of Shares

The Company’s Common Stock Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Common Stock Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Members deem it necessary.  As a result, the Company’s Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares in the secondary market.

No Secondary Marketfor the Resale of Shares

Prior to this offering, there has been no public market for the Company’s Preferred Stock. The Company’s Preferred Stock will not be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

No application is currently being prepared for the Company's Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an "Over-the-Counter" or "Open Market", though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

Investors of the Company’s 9% Convertible Preferred Stock are Subject to the Long Term Nature of the Investment

An Investment in the Company’s 9% Convertible Preferred Stock may be long term and illiquid. As discussed above, the offer and sale of the 9% Convertible Preferred Stock will not be registered under the Securities Act or any foreign or state securities law by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing 9% Convertible Preferred Stock for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of 9% Convertible Preferred Stock Shares must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a  shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may be listed on the OTCQB, OTCQX, OTCBB, The Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, the Irish Stock Exchange, the Frankfurt Stock Exchange and / or the Berlin Stock Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Online Medical Technology Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Investors May be Subject to Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Texas Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Pricehas been Arbitrarily Established by the Company

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE, IN THE COUNTY OF NEW CASTLE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

NOTICE REGARDING THE TRUST INDENTURE ACT OF 1939

THE TRUST INDENTURE ACT OF 1939 SUPPLEMENTS THE SECURITIES ACT OF 1933 IN THE CASE OF DISTRIBUTION OF DEBT SECURITIES IN THE UNITED STATES. THE TRUST INDENTURE ACT (“TIA”) REQUIRES THE APPOINTMENT OF A SUITABLY INDEPENDENT AND QUALIFIED TRUSTEE TO ACT FOR THE BENEFIT OF THE HOLDERS OF THE SECURITIES, AND SPECIFIES VARIOUS SUBSTANTIVE PROVISIONS FOR THE TRUST INDENTURE THAT MUST BE ENTERED INTO BY THE TRUSTEE. THE TIA IS ADMINISTED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INVESTORS OF THIS OFFERING WILL NOT BENEFIT FROM A TRUSTEE, INDENTURE, OR THE PROTECTIONS AFFORDED BY THE TRUST INDENTURE ACT OF 1939.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

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ITEM 4.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 20,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an investment escrow account, and only after $100,000 in securities has been sold to investors (One Hundred 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Clymer and Brandman, each Executive Officers of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market, and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to StepOne Personal Health, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

ITEM 5. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $2,100,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

	Offering Price	Estimated Cost of Offering & Selling Commissions	Proceeds to Company
Per Security	-------
If 10% of the Offering is Sold (2,100 Shares)	$100 Per Share = $210,000	$21,000	$189,000
If 25% of the Offering is Sold (5,250 Shares)	$100 Per Share = $525,000	$52,550	$472,950
If 50% of the Offering is Sold (10,500 Shares)	$100 Per Share = $1,050,000	$105,000	$945,000
If 75% of the Offering is Sold (15,750 Shares)	$100 Per Share = $1,575,000	$157,500	$1,417,500
If 100% of the Offering is Sold (21,000 Shares)	$100 Per Share = $2,100,000	$186,000	$1,914,000

Footnotes:

7)       We are offering a maximum of 21,000 9% Convertible Preferred Stock Shares at the price indicated

8)       Underwriter Expense paid to Alternative Securities Markets Group Corporation: $63,000 USD (3% of the Gross Offering)

9)       We expect to incur offering and registration expenses:

a.        California: $4,400

b.        New York: $1,200

c.        Texas: $2,200

d.        Florida: $1,000

10)    Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by the Executives of the Company.

11)    Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

12)    We do not intend to use a Broker-Dealer for this Offering (5% Commission of the Offering Price).

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 Use of Investment Funds: The Company intends to use funds from investment primarily on research and development, specifically related to service orientated architecture. Uses of funds will additionally cover operating expenses related to general and administrative activities as well as sales and marketing initiatives.

Area of Use

Specific Use

Max Offering
Distribution

Minimum Offering
Amount

Max Offering
Distribution

Minimum Offering
Amount

Research and Development

Service Orientated Architecture and Development

51%

$1,074,000

10%

$10,000

General and Administrative

General and
Administrative

20%

$420,000

10%

$10,000

Sales and Marketing

Social Messaging, Sales
And Marketing Efforts

20%

$420,000

65%

$65,000

Cost of Offering

All Costs of Offering

8.86%

$186,000

15%

$15,000

If the proceeds from the offering are insufficient to meet the entire amount, the Company plans to distribute funds proportional to the “Distribution” percentage stated above.

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ITEM 6. DESCRIPTION OF BUSINESS

A.      Business Plan:

ADDITIONAL NOTES TO THE COMPANY’S BUSINESS PLAN AND OPERATIONS:

StepOne Personal Health delivers a multitude of personalized and customizable health and diagnostic services that meet the demands of today’s consumer.  Brutalizing StepOne Health’s suite of services, consumers are connected to health diagnostic services (labs and specialized tests), a variety if health related nutrition and durable products along with online and live encounters with board-certified health professionals providing guidance and educational assistance.  A very simple and common user experience would be an online consumer choosing one of StepOne Health’s predefined health experiences which include customized lab panels, diagnostic feedback and a live encounter in person or over the phone with a health expert.  The customer also gets the advantage of a personal, private and portable health record where he, or she can track and trend lab results for a lifetime.

has entered into 2 strategic agreements that provide exclusivity of services.  StepOne Health maintains an exclusive relationship to provide medical and clinical oversight to MyMedLab and its deliverable collateral in the form of lab and diagnostic testing services.  StepOne Health has entered into this agreement for an initial period of 5-years with an auto-renewable 5-year option.  StepOne Health has also entered into an agreement with Assurant Insurance Services to provide back-end facilitation of their lab and diagnostic services to their retail and wholesale clients, including clinical oversight and direction.  This agreement to provide these services is for an initial period of 5-years with an auto-renewable 5-year option. Exhibits and their details are proprietary and are disseminated on a case-by-case basis and not considered for public consumption.

The Company’s current operations involve selling products and services on a limited basis within the current market. Current operations suggest an ARPU (Average Revenue Per User) of approximately $270.07. Under a fully capitalized environment with an expected upswing in volume, the Company is anticipating ARPU at approximately  $184.06, $203.10 and $200.75 respectively for three years looking forward. Variability in ARPU is related to changes in the future product mix as well as returning customer habits.

Through the Company’s current social messaging and marketing efforts, the average health consumer (user) would access the platform / site as any online consumer would .The suite of products and services is available and eligible for insurance reimbursement in some cases. All disclosures are made evident to the user and the flow of funds goes directly from the consumer to the Company.

The Company maintains an active relationship with MyMedLab under cost-plus purchasing. In general, the extended cost to the Company is $20 under the retail price to the consumer. Receipts are split at the transaction level for cash payers and upon receipt of 3rd party payment receipt. The contract with Assurant is a FIVE year agreement to provide backend fulfillment for health and diagnostic services and is automatically renewable thereafter. The Company will recognize $45 per unit of service with Assurant on our co-branded health/diagnostic services to be sold in retail and drugstore locations.

Company Milestones:

•         October 2013– The Company entered into a preferred partner agreement with 23andme.com

•         November 2013– The Company completed the first release of its online consumer destination, www.steponehealth.comwith successful user acceptance testing.

•         December 2013– The StepOne Personal Health experience of extended products and services rolls-out to a targeted peer focus group with positive overall feedback on functionality and service level.

•         January 2014– The Company publically launches its online consumer destination at the Digital Health Forum within the Consumer Electronics Show (CES).  A PR Newswire introduces StepOne Personal Health with favorable reviews.

•         March 2014– The pre-production release of the StepOne Health retail online shopping mall, representing “best in class” health and consumer wellness products is launched.  The production release with new enhancements was launched in July and new products and services are continually added as an enhancement to the already fully integrated personal and private consumer centric health record.

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A.      The Offering

The Company is offering a maximum of 21,000 9% Convertible Preferred Stock Shares at a price of $100.00 per Unit, with all Shares having no par value.

B.       Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

C.      Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the growth of the Company’s Online Medical Technology Business.  See “USE OF PROCEEDS” section.

D.      Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering of $100,000.  The Company has established an Escrow Account where all investment funds will be deposited until the minimum of $100,000 in investment capital is achieved.  After the Minimum Offering Proceeds have been reached, all proceeds will be released from the investment account and utilized by the Company. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. All proceeds from the sale of Shares after the Minimum Offering Proceeds has been achieved will be delivered directly to the Company.

E.       Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o    Company Founders &  Current Shareholders                                                         0%

o    New Shareholders                                                                                                   100%

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o    Company Founders &  Current Shareholders                                                         96%

o    New Shareholders                                                                                                   04%

F.       Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

G.      Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

H.      Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

I.        Company Convertible Securities

The Company, at the completion of this Offering will have 8,400 9% Convertible Preferred Stock Shares Issued.

•         Terms of Conversion or Repurchase by the Company:

o    All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪  YEAR 2: (Shareholder Conversion Option)

•         At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•         Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪  YEAR 3: (Shareholder Conversion Option)

•         At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•         Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪  YEAR 4: (Optional Conversion Option)

•         At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•         Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪  YEAR 5: (Optional & Mandatory Conversion Options)

•         Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•         Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

J.        Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

K.      Reporting

The Securities and Exchange Commission, nor any other Federal or Securities Enforcement Entities, requires the Company to required to furnish you with quarterly un-audited financial reports and an annual audited financial report. As part of an agreement with the Alternative Securities Market, that Company has agreed to furnish you with quarterly un-audited financial reports and an annual audited financial report through a public listing on the ASMX (http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com). After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.AlternativeSecuritiesMarket.com, www.ASMX.CO, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

L.       Stock Transfer Agent

The Company will serve as its own registrar and transfer agent with respect the Offering.

M.     Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 20,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an investment escrow account, and only after $100,000 in securities has been sold to investors (One Hundred 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction

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Q.      Tersm AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in StepOne Personal Health, Inc.

The Company	StepOne Personal Health, Inc.is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 50 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering

The Company is seeking capital commitments of $2,100,000 from Investors.  The securities being offered hereby consists of up to 21,000 9% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Unit subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

Conversion Option / Mandatory Conversion Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•         Year 2: (Shareholder Conversion Option)

Shareholder Option: At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 9% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

Term of the Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 20,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an Escrow Account, and only after $100,000 in securities has been sold to investors (One Hundred 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction

Voting Rights	Preferred Stock has NO VOTING RIGHTS
Distributions

The Company has never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future for our Common Stock. Any future determination to declare dividends on our Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

Valuations

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification Listings and Admissions to Trading

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

Applications are expected to be prepared for listing the Company’s Securities to be admitted to the Exchange's Official List and for Trading Market of the New York Stock Exchange or NASDAQ Microcap Markets within 24-48 Months.

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ITEM 7.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently rents office spaces at 509 South Wall Avenue, Joplin, Missouri 64801. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 8. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name                                                                       Position
Mr. Craig Brandman, MD (Age: 66)                     Chief Executive Officer & Chief Financial Officer
                                                                                 Chairman of the Board of Directors

Dr. Brandman is a UCLA trained cardiologist. After practicing in the San Francisco Bay Area for many years, Dr. Brandman became a successful entrepreneur in and out of the healthcare industry.  For more than 20 years, Craig has brought his comprehensive knowledge of the business of medicine, the clinical requirements of daily practice, and the benefits of technology to health care organizations. Craig was co-founder and CEO of MEDILINQ in addition to creating two other companies including LawPlus, which provided communications solutions to the legal community; and GryphonCA, which provided secure communications solutions to the health care and legal services industries. Before developing these successful companies, Craig was Managing Partner responsible for all clinical services and initiatives for a $65 million physician-management services organization. He has first-hand knowledge of medical transcription, and has harvested its benefits to produce cost-savings for several organizations.  Craig received his MD from the SUNY-Downstate Medical Center in New York, and his postgraduate training in Cardiology at the Harbor General Campus of UCLA Medical Center in Los Angeles.  Craig is also our Chief Medical Officer and oversees all medical policy and review as well as the oversight of our medical professionals.

Mr. David Clymer(Age: 49)                                    Senior Vice President of Strategic Initiatives
                                                                                 Member of the Company’s Board of Directors

David began his career as a regional lab provider in Missouri in 1993. David created MyMedLab, allowing consumers to make informed health care choices for themselves and their families. In 2004 industry leading health providers and the power of the internet took MyMedLab nationwide to becaome one of the first direct-to-consumer lab services in the nation.  David still maintains his capacity as CEO of MyMedLab and supplies a critical back-end function and a valuable strategic partnership.  David graduated from Southeast Missouri State University.

Mr. Ferris Taylor (Age: 65)                                    Affordable Care Strategic Liaison

                                                                                 Member of the Company’s Board of Directors

Ferris is currently the Vice President of Strategy and Planning for Arches Health Plan, a nonprofit health insurance company and CO-OP owned solely by its members for the purpose of participation under the Affordable Care Act.  Taylor has more than 30 years of experience in health care, technology and consulting services.  Ferris is responsible for StepOne Personal Health strategic planning as it relates to the new legislation under the Affordable Care Act.  Taylor founded Pragmatic Health Care Solutions, a health care strategy and marketing consulting firm and from 2003 to 2008, Taylor was vice president of strategic marketing and payer market strategy for Ingenix (now Optum),one of the industry’s largest health information technology companies and part of UnitedHealth Group. Additionally, Taylor has also served as the marketing and information services executive for Harvard Community Health Plan, now HPHC and as vice president of marketing and planning for North Shore Medical Center in Salem, Mass, the six community hospital system of Partners Healthcare.  A graduate of Brigham Young University in nuclear physics with a minor in Spanish, Taylor holds an MBA with an emphasis in finance and quantitative economics. He is also a graduate of the GHAA/AHIP Executive Program in Managed Care from the University of Missouri.

Mr. Brett Trusko (Age: 50)                                     Strategic Advisor

Brett is the Executive Director of the Texas Institute for Smart Health at Baylor College of Medicine in Houston, Texas. He spends his time finding ways to use innovation and technology to streamline the healthcare experience. He understands health at the level of the data. More. Brett’s passion is uncovering the patterns in data that can connect the pieces together. His field of informatics is driving a health revolution by letting real people track changes in their health over a lifetime.

Mr. Jeff Gary (Age: 52)                                          Senior Vice President of Business Development

Jeff is a senior healthcare executive with over 20 years of experience in the health care industry. Jeff was the founder and principal owner of Stratabex LLC, a healthcare business development and consulting firm focused on innovation, quality, and revenue growth and trend mitigation solutions.  Jeff is instrumental in developing pipeline strategies in the enterprise arena with medium to large employer groups.  Jeff specializes in working with large self-insured employer groups as they are uniquely positioned to take advantage of the StepOne Personal Health service offerings outside the traditional fee-for-service delivery model.

Ms.Gregg Hill (Age: 50)                                         Director of Clinical Services

Gregg is a business and healthcare professional with more than 25 years of experience in business process development, patient care and health organization creation. Prior to his role at StepOne Health, Gregg was one of the founding members, practicing physician assistant and analytics lead for Crossover Health, developing and launching workplace health centers and systems for Apple Computer, Facebook and Applied Materials in the Silicon Valley area.  Gregg has specific expertise in EMR migration technologies including training and development for Kaiser Permenante’s Health Connect system born in 2007. Gregg has additional deep knowledge in emerging market business systems as a consulting manager for Accenture in Houston, providing client financial due diligence pursuant to Accenture’s IPO in 2002.  Gregg currently holds his board certification as a Physician Assistant, and is the director for StepOne Health’s clinical development standards, consumer messaging, clinical staffing and management of a team of professionals, executing virtual consumer health and wellness services.

Ms.Cheryl Lawson (Age: 50)                                  Director of Social Marketing

Cheryl Lawson brings corporate marketing, entrepreneurial acumen and deep social media marketing and public relations expertise to StepOne Health.  Cheryl has been a member of the StepOne Health team since it’s inception and will join the company as Director of Communications in 2014. As Communications Director, Cheryl leads the company’s PR, social media marketing, and community management initiatives. In addition, she is responsible for developing the company’s media and blogger outreach efforts.  Before joining StepOne Health, Cheryl served as marketing manager for Fleetwood Enterprises. As marketing manager, Cheryl was in charge of creating the RV division's digital content. Before Fleetwood, Cheryl was a District Manager for General Motors’ Pontiac Division. During her ten-year career with GM, Cheryl led corporate to dealer communications in several major markets. Cheryl is the founder of social marketing firm Party Aficionado, LLC where she helps small businesses create social marketing strategies and PR plans. In 2010, Cheryl founded Social Media Tulsa a group that has now become the area’s most active social media community. At Social Media Tulsa, Cheryl uses social media, conferences, meetups, and tweetups to connect the areas bloggers, and digital marketing enthusiasts with thought leaders and technology companies from around the globe. Cheryl is a believer in personalized health and advocates for more consumer-focused discussions online and during conferences. Cheryl holds a BA from Southern University in Baton Rouge and a MBA from Nova Southeastern University. She is a marketing course developer for the University of California’s Extension Center where she created the course curriculum for the programs social media marketing course among others. Cheryl continues to serve as adjunct professor at UCR.

Ms.Edwina Raines (Age 54)                                   Director of Provider Relations

Edwina is a committed practice administrator with extensive experience in medical oncology and hematology practices with deep subject matter knowledge in affecting tight information exchange with the insurance clearinghouse and third-party administrators.  Edwina has developed the StepOne Personal Health process for client billing and assurance that all consumers enjoy the highest level in client satisfaction.

B. Significant Employees.   All Members of StepOne Personal Health, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of StepOne Personal Health, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past three years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 9.   EXECUTIVE COMPENSATION.

In October of 2014, the Company adopted a compensation program for Company Management. Accordingly, Management of StepOne Personal Health, Inc. will be entitled to receive an annual salary of:

                Mr. Craig Brandman, Chief Executive Officer & Chief Financial Officer                              $108,000

                Mr. Jeff Gary, Senior Vice President of Business Development                                            $80,000

                Ms. Chelia Potts Laurance, Director of Operations                                                 $65,000

                Mr.Gregg Hill, Director of Clinical Services                                                                          $80,000

                Ms. Edwina Raines, Director of Provider Relations                                                               $65,000

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Grants.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

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ITEM 10. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group. In December of 2014, the Company converted from a Delaware Limited Liability Corporation to a Delaware Stock Corporation. Upon its conversion, the Company issued 100% of its issued Common Stock (100,000 Shares) to:

Name & Address

Amount Owned Prior to Offering

Amount Owned After Offering

Mr. David Clymer
Senior Vice President
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 25,000 Shares (25%)
Preferred Stock: No Shares

Common Stock: 25,000 Shares (25%)
Preferred Stock: No Shares

Mr. Craig Brandman
Chief Executive Officer & CEO
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 26,500 Shares (26.5%)
Preferred Stock: No Shares

Common Stock: 26,500 Shares (26.5%)
Preferred Stock: No Shares

Mr. Steven Thomas
Shareholder
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 12,500 Shares (12.5%)
Preferred Stock: No Shares

Common Stock: 12,500 Shares (12.5%)
Preferred Stock: No Shares

Mr. Ferris Taylor
Affordable Care Liaison
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 5,000 Shares (5%)
Preferred Stock: No Shares

Common Stock: 5,000 Shares (5%)
Preferred Stock: No Shares

Ms. Chelia Potts
Director of Operations
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 5,000 Shares (5%)
Preferred Stock: No Shares

Common Stock: 5,000 Shares (5%)
Preferred Stock: No Shares

Mr. Jeff Gray
Senior Vice President
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Ms. Edwina Rains
Director of Provider Relations
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Mr.Greg Hill
Director of Clinical Services
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Common Stock: 3,000 Shares (3%)
Preferred Stock: No Shares

Mr. James Cunningham
Shareholder
509 South Wall Avenue
Joplin, Missouri 64801

Common Stock: 2,500 Shares (2.5%)
Preferred Stock: No Shares

Common Stock: 2,500 Shares (2.5%)
Preferred Stock: No Shares

Alternative Securities Markets Group Corporation
Underwriter & Advisor
4136 Del Rey Avenue
Marina Del Rey, California 90292

Common Stock: 1,000 Shares (1.0%)
Preferred Stock: No Shares

Common Stock: 1,000 Shares (1.0%)
Preferred Stock: No Shares

Alternative Securities Market, LLC
Broker Dealer
4136 Del Rey Avenue
Marina Del Rey, California 90292

Common Stock: No Shares
Preferred Stock: No Shares

Common Stock: 4,000 Shares (4.0%)
Preferred Stock: No Shares

(*) Upon qualification of this Registration Statement, the Company will issue 1,000 (ONE THOUSAND) shares of its Common Stock to Alternative Securities Markets Group Corporation under Section 4(a)(2) of the Securities Act of 1933, as amended.

Mr. Weslie W. Johnson is the Chief Executive Officer of Alternative Securities Markets Group Corporation, and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Rich Moniak is the Chief Operations Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Steven J. Muehler is the Chief Financial Officer and Senior Compliance Officer of Alternative Securities Markets Group Corporation and owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. Koorosh Rahimi is the President of Asset Management for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

Mr. David Dobkin is the President of Investment Banking for Alternative Securities Markets Group Corporation and owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation.

In accordance with the Company agreement with Alternative Securities Market, LLC, the Company shall place into escrow and issue up to FOUR THOUSAND Shares of Common Stock (the “Escrowed Common Stock”) as follows:

•         20% (800 of the escrowed 4,000 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($420,000 of this $2,100,000 Offering)

•         20% (a second 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($840,000 of this $2,100,000 Offering)

•         20% (a third 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,260,000 of this $2,100,000 Offering)

•         20% (a fourth 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($1,680,000 of this $2,100,000 Offering)

•         20% (a fifth 800 Common Stock Shares of the escrowed 4,000 Shares of Common Stock ) of the Escrowed Common Stock Shares to be released to Alternative Securities Market, LLC fully diluted upon successful capitalization of the Company to 20% of this Offering ($2,100,000 of this $2,100,000 Offering).

ITEM 11. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholder(s) are Mr. David Clymer, a member of the Company’s Board of Directors and Mr. Craig Brandman, the Company’s Chief Executive Officer together own the majority of the issued and outstanding controlling Stock Shares of StepOne Personal Health, Inc. Consequently these shareholders control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including:

•         Election of the board of directors;

•         Removal of any directors;

•         Amendment of the Company’s certificate of incorporation or bylaws;   and

•         Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. David Clymer & Mr. Craig Brandman will thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

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ITEM 12. SECURITIES BEING OFFERED.

9% Convertible Preferred Stock Shares

A maximum ofTWENTY-ONE THOUSAND 9% Convertible Preferred Stock Sharesare being offered to the public at $100.009% Convertible Preferred Stock Unit. A Minimum of $100,000 will need to be received from this Offering for the Company to receive proceeds from the Sale of any Securities of this Offering. A maximum of $2,100,000will be received from the offering. All Securitiesbeing offered by the Companythrough this offering,and no Securitiesare being offered by any selling shareholdersof the Company. The Company will receive all proceeds from the sale of its Securities after the Company has secured $100,000 from the sale of Securities through this Offering.  If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

o    All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪  YEAR 2: (Shareholder Conversion Option)

•         At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•         Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪  YEAR 3: (Shareholder Conversion Option)

•         At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•         Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪  YEAR 4: (Optional Conversion Option)

•         At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•         Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪  YEAR 5: (Optional & Mandatory Conversion Options)

•         Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•         Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•         Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•         Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

This Offering Circular relates to the offering (the “Offering”) of up to 21,000 9% Convertible Stock Shares in StepOne Personal Health, Inc. The Securities offered through this Offering have no voting rights until the securities are converted to Common Stock Shares of the Company per the terms and conditions detailed in this Offering. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 21,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

Dr. Craig Brandman is the Chief Executive Officer of StepOne Personal Health, Inc. and currently owns TWENTY-SIX THOUSAND FIVE HUNDRED (26,500) Common Stock Shares of the Company, which is 26.5% of the Company’s total number of the current Common Stock Issued and Outstanding. No Common Stock is being issued in this Offering. Upon completion of this Offering, the Company will have 21,000 Shares of Preferred Stock Issued to Shareholders.

This Offering is being conducted on a “best-efforts” basis.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Messers, Clymer and Brandman, each Executive Officers of the Company, through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market, and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Members of the Company will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

In August of 2015, Alternative Securities Market, LLC filed as a Broker Dealer in the States of New York and California. Upon successful completion of Alternative Securities Market, LLC’s Broker Dealer Registration, Alternative Securities Market, LLC will be the Prime Securities Broker for the Securities Offered with this proposed offering. Alternative Securities Market, LLC will offer the securities to the general investing public through a web-based platform called the “Alternative Securities Market Exchange”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange (the “ASMX”), and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange can be accessed at: http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com. Alternative Securities Market, LLC is a subsidiary of Alternative Securities Markets Group Corporation.

The Securities will be offered for sale at a fixed price of $100.00 USD per 9% Convertible Preferred Stock Unit. If all Securities are purchased, the gross proceeds to the Company will be $2,100,000.00 USD. The Company has set an investment minimum of $100,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $100,000 will be held in an Escrow Account, and only after $100,000 in securities has been sold to investors (One Thousand 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. Accordingly, all Investment Funds after the Investment Minimum has been achieved, will become immediately available to the Company and may be used as they are accepted. Investors will not be entitled to a refund once the Investment Minimum of $100,000 is achieved, and all Investors will be subject to the terms, conditions and investment risks associated with this investment.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering,or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Delawarefor agreements made in and to be performed in the state of Delaware. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of August 1st, 2015 – 100,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 1,000,000 shares of Preferred stock, no par value per share (the "Preferred Stock"). As of August 1st, 2015 – NO  Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, TWENTY-ONE THOUSAND shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of August 1st, 2015, there were 100,000 shares of our Common Stock outstanding, which were held of record by approximately 10 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

As of August 1st, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Common Stock Shares. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company's Common Stock Shares will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•         any breach of the director’s duty of loyalty to the corporation or  its stockholders;
•         acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;
•         payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•         any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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FINANCIAL STATEMENTS SECTION:

“Un-Audited”

2015 Balance Sheet

62

2015 Statement of Revenue and Expense

63

2015 Statement of Shareholder equity

64

2015 Cashflow Statement

65

2015 Financial Statement Disclosure Statement

66

2014 Balance Sheet

67

2014 Statement of Revenue and Expense

68

2014 Statement of Shareholder equity

69

2014 Cashflow Statement

70

2014 Financial Statement Disclosure Statement

71

2013 Balance Sheet

72

2013 Statement of Revenue and Expense

73

2013 Statement of Shareholder Equity

74

2013 Cash Flow Statement

75

2013 Financial Statement Disclosure Statement

76

Signatures

77

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

StepOne Personal Health, Inc.

By: Mr. Craig Brandman

By: Mr. Craig Brandman
Name: Mr. Craig Brandman
Title: Chief Executive Officer & Chief Financial Officer
          Senior Shareholder (26.5% of issued and outstanding Common Shares)

By: Mr. David Clymer

By: Mr. David Clymer
Name: Mr. David Clymer
Title: Advisor & Senior Shareholder (25% of issued & outstanding Common Shares)

By: Mr. Steven J. Muehler (Alternative Securities Markets Group)

By: Mr. Steven J. Muehler
Name: Mr. Steven J. Muehler
Title: Advisor & Drafter of this Securities Registration Statement

            Minority Shareholder (5% of issued and outstanding Common Shares)